UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 14, 2016

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 1st Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Note Amendment Agreement

On January 15, 2016, Authentidate Holding Corp. (the “Company”) entered into a note amendment agreement (the “Amendment Agreement”) with MKA 79, LLC, the holder of an outstanding promissory note in the aggregate principal amount of $320,000 (the “Note”), pursuant to which the Company agreed to modify certain of the terms of such Note as described herein. The Note was originally issued on August 7, 2015 and following a prior amendment, was due and payable on January 15, 2016. The terms and conditions of such note are described in a Current Report on Form 8-K filed on August 12, 2015, which information is incorporated by reference herein.

Pursuant to the Amendment Agreement, the holder of the Note agreed to extend the maturity date to April 15, 2016 and may elect to further extend it for an additional 90 days. In consideration for such agreements, the Company agreed that the Note would be further modified so that it would be convertible into shares of common stock of the Company at an initial conversion price of $0.54 per share, which was equal to the most recent consolidated closing bid price of the Company’s common stock immediately prior to the execution of the Amendment Agreement. Based on the conversion price, the principal amount of the Note will be convertible into up to 592,593 shares of common stock. The conversion price is only subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The holder shall not have the right to convert the Note to the extent that such conversion would result in the holder being the beneficial owner in excess of 4.99% of the Company’s common stock. The other terms and conditions of the Note were not amended. Subject to certain exceptions, the Note contains customary covenants against incurring additional indebtedness and granting additional liens and contains customary events of default. MKA 79, LLC is an entity controlled by J. David Luce, a member of the board of directors of the Company.

The foregoing does not purport to be a complete description of the Note or the amendment agreement and is qualified in its entirety by reference to the full text of such documents, which are filed as exhibits to this Current Report on Form 8-K.

Voting and Lockup Agreements

Effective January 14, 2015, the Company and Peachstate Health Management, LLC d/b/a Aeon Clinical Laboratories (“AEON”) entered into voting agreements with each of the Company’s officers and directors and certain other stockholders (the “Securityholders”) pursuant to which they agreed to vote all of the shares of Company’s common stock beneficially owned by them or acquired by them after such date and prior to the date the voting agreement terminates in favor of the business combination transaction contemplated by that certain definitive agreement for the acquisition of all of the outstanding membership interests of AEON entered into between the Company, RMS Merger Sub LLC and AEON on November 18, 2015 (the “Definitive Agreement”) and certain other proposals, including, (i) the issuance of shares or securities which issuance requires approval under the rules of the NASDAQ Stock Market, (ii) any required increase of authorized shares of common stock, (iii) any reverse stock split which may be required, and (iv) any amendment to the certificate of incorporation of the Company to restrict a person who is not already an owner of more than 4.99% of the outstanding shares of the Company’s common stock from becoming an owner of more than 4.99% of the outstanding shares of the Company’s common stock. Further, as of such date, the voting agreements that the Company had previously entered into with VER 83, LLC and Lazarus Investment Partners, LLLP in December 2015, which are identical to the voting agreements entered into with the Securityholders described above, were also countersigned on behalf of AEON. The Securityholders that executed voting agreements consist of the following persons: Ian C. Bonnet, Roy E. Beauchamp, Todd A. Borus, Marc Horowitz, J. David Luce, Margaret Luce, Duke 83, LLC, MKA 79, LLC, Charles C. Lucas, William P. Henry, William A. Marshall, Lazarus Investment Partners, LLLP, Douglas B. Luce, Greener Fairways, Inc., and VER 83, LLC. Each stockholder that entered into a voting agreement also granted the Company an irrevocable proxy granting it the right to vote such shares in accordance with the preceding sentence. The voting agreements limit the ability of the holders to sell or otherwise transfer the shares of the Company’s common stock beneficially owned by them until the expiration of the voting agreement. The voting agreements terminate upon the earliest to occur of (i) the date of the effectiveness of the transaction contemplated by the Definitive Agreement, (ii) the date of the termination of the Definitive Agreement in accordance with its terms, or (iii) notice from the Company.

As previously reported in December 2015, each of VER 83, LLC and Lazarus Investment Partners, LLLP had entered into a lockup agreement pursuant to which each agreed not to (i) exercise warrants to purchase common stock owned by it for a period of up to three years and (ii) sell shares of common stock or other securities owned by them for a period of up to three years; provided, however such resale limitation will sooner expire upon the approval by the Company’s shareholders of an amendment to its Certificate of Incorporation restricting the ability of a person who is not an owner of more than 4.99% of the outstanding shares of the Company’s common stock from becoming an owner of more than 4.99% of the outstanding shares of the Company’s common stock. Further, the lockup agreement entered into by VER 83 and the other security holders except Lazarus Investment Partners provides that all warrants held by it shall be amended to modify the definition of the term “Expiration Date” such that the “Expiration Date” of such warrants shall be extended until the three year anniversary date of the current expiration date of each such Warrant. As previously reported, these lockup agreements provide, by their terms, that they shall not become effective unless the Company has, either prior to, contemporaneously, or within thirty (30) days, entered into lockup agreements that are substantially similar in all material respects to these lockup agreements, with (i) all of the Company’s executive officers and directors and (ii) persons who either beneficially own, or would beneficially own but for limitations imposed by certain exercise or conversion restrictions in their securities, 5% or more of the outstanding common stock of the Company determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and including the members of AEON. Effective as of January 15, 2016, the Company received the remaining required signatures and the following persons are subject to lockup agreements: Ian C. Bonnet, Roy E. Beauchamp, Todd A. Borus, Marc Horowitz, J. David Luce, Margaret Luce, MKA 79, LLC, Duke 83, LLC, Charles C. Lucas, William P. Henry, William A. Marshall, Lazarus Investment Partners, LLLP, Douglas B. Luce, VER 83, LLC, Greener Fairways, Inc., Aton Select Fund, Ltd., Hanif A. Roshan, Gulzar Roy, Sohail Ali, Holly Carpenter, Shawn Desai, Richard G. Hersperger, and Lissa H. Suda.

The foregoing does not purport to be a complete description of the voting agreement or lockup agreement and is qualified in its entirety by reference to the full text of such documents. The form of voting agreement was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 17, 2015 and the form of lockup agreements previously executed were filed as Exhibit C to Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on December 17, 2015. The form of lockup agreement entered into by the members of AEON is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K regarding the Amendment Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the terms of the Note is incorporated by reference into this Item 3.02. The offers and sales of the securities pursuant to the Amendment Agreement (and the issuance of shares of the Company’s common stock upon conversion of the Note) has been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes and not with a view to or for sale in connection with any distribution thereof. The securities issued under the exchange agreements have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment Agreement dated January 15, 2016

10.2	Form of Lockup Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ William A. Marshall
Name:	William A. Marshall
Title:	Chief Financial Officer and Treasurer

Date: January 21, 2016

EXHIBIT INDEX

10.1	Amendment Agreement dated January 15, 2016

10.2	Form of Lockup Agreement